Exhibit 1.1

[Letterhead of Sandler O’Neill & Partners, L.P.]

October 14, 2004

Boards of Directors
FedFirst Financial Mutual Holding Company
FedFirst Corporation
First Federal Savings Bank
Donner at 6th
P.O. Box 369
Monessen, PA 15062-0369

Attention: Mr. Peter D. Griffith
                  President and Chief Executive Officer

Ladies and Gentlemen:

     Sandler O’Neill & Partners, L.P. (“Sandler O’Neill”) is pleased to act as an independent financial advisor to FedFirst Financial Mutual Holding Company (the “MHC”), FedFirst Corporation (the “Holding Company”) and First Federal Savings Bank (the “Bank”) in connection with the offer and sale of certain shares of the common stock (the “Common Stock”) of the Holding Company to the Bank’s eligible account holders in a Subscription Offering, to members of the Bank’s community in a Direct Community Offering and, under certain circumstances, to the general public in a Syndicated Community Offering (collectively, the “Offerings”) pursuant to the terms of a Plan of Stock Issuance to be adopted by the Boards of Directors of the MHC, the Holding Company and the Bank (the “Plan”). For purposes of this letter, the term “Actual Purchase Price” shall mean the price at which the shares of the Common Stock are sold in the Offerings. This letter is to confirm the terms and conditions of our engagement.

ADVISORY SERVICES

     Sandler O’Neill will act as an advisor to the MHC, the Holding Company and the Bank and will work with their management, counsel, accountants and other advisors in connection with the Offerings. We anticipate that our services will include, but not be limited to, the following, each as may be necessary and as the MHC, the Holding Company and the Bank may reasonably request:

1.	Consulting as to the financial and securities marketing implications of the Offering;

2.	Reviewing with the Board of Directors of the Holding Company the independent appraiser’s appraisal of the Common Stock;

3.	Reviewing all offering documents, including the Prospectus, stock order forms and related offering materials (it being understood that preparation and filing of such documents will be the responsibility of the MHC, the Holding Company and the Bank and their counsel);

Boards of Directors
FedFirst Financial Mutual Holding Company
FedFirst Corporation
First Federal Savings Bank
October 14, 2004

4.	Assisting in the design and implementation of a marketing strategy for the Offerings;

5.	Assisting the Holding Company’s management in scheduling and preparing for meetings with potential investors and broker-dealers; and

6.	Providing such other general advice and assistance as may be requested to promote the successful completion of the Offerings.

     The Company hereby acknowledges and agrees that the financial models and presentations used by Sandler O’Neill in performing its services hereunder have been developed by and are proprietary to Sandler O’Neill and are protected under applicable copyright laws. The Company agrees that it will not reproduce or distribute all or any portion of such models or presentations without the prior written consent of Sandler O’Neill.

SYNDICATED COMMUNITY OFFERING

     If any shares of the Holding Company’s common stock remain available after the expiration of the Subscription Offering and the Direct Community Offering, at the request of the Holding Company and subject to the continued satisfaction of the conditions set forth in the second paragraph under the caption “Definitive Agreement” below, Sandler O’Neill will seek to form a syndicate of registered dealers to assist in the sale of such common stock in a Syndicated Community Offering on a best efforts basis, subject to the terms and conditions set forth in a selected dealers agreement. Sandler O’Neill will endeavor to limit the aggregate fees to be paid by the Holding Company under any such selected dealers agreement to an amount competitive with gross underwriting discounts charged at such time for underwritings of comparable amounts of stock sold at a comparable price per share in a similar market environment, which shall not exceed 7.0% of the aggregate Actual Purchase Price of the shares sold under such agreements. Sandler O’Neill will endeavor to distribute the common stock among dealers in a fashion which best meets the distribution objectives of the Company and the requirements of the Plan, which may result in limiting the allocation of stock to certain selected dealers. It is understood that in no event shall Sandler O’Neill be obligated to act as a selected dealer or to take or purchase any shares of the Holding Company’s common stock.

FEES

     If the Offerings are consummated, the Holding Company and the Bank agree to pay Sandler O’Neill for its services hereunder the fees set forth below:

1.	a fee of one percent (1.0%) of the aggregate Actual Purchase Price of the shares of common stock sold in the Subscription Offering and in the Direct Community Offering, excluding in each case shares purchased (i) by any employee benefit plan of the MHC,

Boards of Directors
FedFirst Financial Mutual Holding Company
FedFirst Corporation
First Federal Savings Bank
October 14, 2004

the Holding Company or the Bank established for the benefit of their respective directors, officers and employees, (ii) by, or on behalf of, a charitable foundation, and (iii) by any director, officer or employee of the MHC, the Holding Company or the Bank or members of their immediate families; and

2.	with respect to any shares of the Holding Company’s common stock sold by any NASD member firm under any selected dealers agreement in the Syndicated Community Offering, (a) the sales commission payable to the selected dealer under such agreement, (b) any sponsoring dealer’s fees, and (c) a management fee to Sandler O’Neill of one percent (1.0%) of the Aggregate Purchase Price, which in the aggregate shall not exceed 7.0% of the aggregate Actual Purchase Price of the shares sold under such agreements.

     If (i) Sandler O’Neill’s engagement hereunder is terminated for any of the reasons provided for under the second paragraph of the section of this letter captioned “Definitive Agreement,” or (ii) the Offerings are terminated by the Holding Company, no fees shall be payable by the Holding Company or the Bank to Sandler O’Neill hereunder; however, the Holding Company and the Bank shall reimburse Sandler O’Neill for its reasonable out-of-pocket expenses (including legal fees) incurred in connection with its engagement hereunder and for any fees and expenses incurred by Sandler O’Neill on behalf of the Bank or the Holding Company in accordance with the terms set forth under the caption“Costs and Expenses”below.

     All fees payable to Sandler O’Neill hereunder shall be payable in cash at the time of the closing of the Offerings. In recognition of the long lead times involved in the offering process, the Holding Company and the Bank agree to make an advance payment to Sandler O’Neill in the aggregate amount of $25,000, which shall be payable upon execution of this letter and which shall be credited against any fees or reimbursement of expenses payable hereunder.

COSTS AND EXPENSES

     In addition to any fees that may be payable to Sandler O’Neill hereunder and the expenses to be borne by the Holding Company and the Bank pursuant to the following paragraph, the Holding Company and the Bank agree to reimburse Sandler O’Neill, upon request made from time to time, for its reasonable out-of-pocket expenses incurred in connection with its engagement hereunder, regardless of whether the Offerings are consummated, including, without limitation, legal fees and disbursements, advertising, promotional, syndication and travel, up to a maximum of $50,000; provided, however, that Sandler O’Neill shall document such expenses to the reasonable satisfaction of the Bank. The provisions of this paragraph are not intended to apply to or in any way impair the indemnification provisions of this letter.

     As is customary, the Holding Company and the Bank will bear all other expenses incurred in connection with the Offerings, including, without limitation, (i) the cost of obtaining all securities

Boards of Directors
FedFirst Financial Mutual Holding Company
FedFirst Corporation
First Federal Savings Bank
October 14, 2004

and bank regulatory approvals, including any required NASD filing fees; (ii) the cost of printing and distributing the offering materials; (iii) the costs of blue sky qualification (including fees and expenses of blue sky counsel) of the shares in the various states; (iv) listing fees; and (v) all fees and disbursements of the Holding Company’s and the Bank’s counsel, accountants, conversion agent and other advisors. In the event Sandler O’Neill incurs any such fees and expenses on behalf of the Holding Company or the Bank, the Holding Company and the Bank will reimburse Sandler O’Neill for such fees and expenses whether or not the Offerings are consummated.

DUE DILIGENCE REVIEW

     Sandler O’Neill’s obligation to perform the services contemplated by this letter shall be subject to the satisfactory completion of such investigation and inquiries relating to the MHC, the Holding Company and the Bank, and their respective directors, officers, agents and employees, as Sandler O’Neill and its counsel in their reasonable discretion may deem appropriate under the circumstances. In this regard, the Holding Company and the Bank agree that, at their expense, they will make available to Sandler O’Neill all information which Sandler O’Neill requests, and will allow Sandler O’Neill the opportunity to discuss with the MHC’s, the Holding Company’s and the Bank’s management the financial condition, business and operations of the MHC, the Holding Company and the Bank. The Holding Company and the Bank acknowledge that Sandler O’Neill will rely upon the accuracy and completeness of all information received from the MHC, the Holding Company and the Bank and their directors, trustees, officers, employees, agents, independent accountants and counsel without having independently verified the same and does not assume responsibility for the accuracy or completeness of the information.

BLUE SKY MATTERS

     The Holding Company agrees that if Sandler O’Neill’s counsel does not serve as counsel with respect to blue sky matters in connection with the Offering, the Holding Company will cause the counsel performing such services to prepare a Blue Sky Memorandum related to the Offerings, including Sandler O’Neill’s participation therein, and shall furnish Sandler O’Neill a copy thereof addressed to Sandler O’Neill or upon which such counsel shall state Sandler O’Neill may rely.

CONFIDENTIALITY

     Except as contemplated in connection with the performance of its services under this agreement, disclosure to other firms made part of any syndicate of selected dealers or as required by law or regulation or legal process, Sandler O’Neill agrees that it will treat as confidential all material, non-public information relating to the MHC, the Bank and the Holding Company obtained in connection with its engagement hereunder (the “Confidential Information”) whether or not the Offerings are consummated; provided, however, Sandler O’Neill may disclose such information to its agents and advisors who are assisting or advising Sandler O’Neill in connection with the Offering. As used in this paragraph, the term “Confidential Information” shall not include information which

Boards of Directors
FedFirst Financial Mutual Holding Company
FedFirst Corporation
First Federal Savings Bank
October 14, 2004

(i) is or becomes generally available to the public other than as a result of a disclosure by Sandler O’Neill, (ii) was available to Sandler O’Neill on a non-confidential basis prior to its disclosure to Sandler O’Neill by the MHC, the Holding Company or the Bank, or (iii) becomes available to Sandler O’Neill on a non-confidential basis from a person other than the MHC, the Holding Company or the Bank who is not otherwise known to Sandler O’Neill to be bound not to disclose such information pursuant to a contractual, legal or fiduciary obligation.

INDEMNIFICATION

     Since Sandler O’Neill will be acting on behalf of the MHC, the Holding Company and the Bank in connection with the Offerings, the MHC, the Holding Company and the Bank agree to indemnify and hold Sandler O’Neill and its affiliates and their respective partners, directors, officers, employees, agents and controlling persons within the meaning of Section 15 of the Securities Act of 1933 or Section 20 of the Securities Exchange Act of 1934 (Sandler O’Neill and each such person being an “Indemnified Party”) harmless from and against any and all losses, claims, damages and liabilities, joint or several, to which such Indemnified Party may become subject under applicable federal or state law, or otherwise, related to or arising out of the Offerings or the engagement of Sandler O’Neill pursuant to, or the performance by Sandler O’Neill of the services contemplated by, this letter, and will reimburse any Indemnified Party for all expenses (including reasonable legal fees and expenses) as they are incurred, including expenses incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party; provided, however, that the MHC, the Holding Company and the Bank will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense (i) arises out of or is based upon any untrue statement of a material fact or the omission of a material fact required to be stated therein or necessary to make not misleading any statements contained in any final prospectus, or any amendment or supplement thereto made in reliance on and in conformity with written information furnished to the MHC, the Holding Company or the Bank by Sandler O’Neill expressly for use therein, or (ii) is primarily attributable to the gross negligence, willful misconduct or bad faith of Sandler O’Neill. If the foregoing indemnification is unavailable for any reason, the MHC, the Holding Company and the Bank agree to contribute to such losses, claims, damages, liabilities and expenses in the proportion that its financial interest in the Offerings bears to that of Sandler O’Neill.

     The Company agrees to notify Sandler O’Neill promptly of the assertion against it or any other person of any claim or the commencement of any action or proceeding relating to any transaction contemplated by this agreement.

DEFINITIVE AGREEMENT

     Sandler O’Neill and the MHC, the Holding Company and the Bank agree that (a) except as set forth in clause (b), the foregoing represents the general intention of the MHC, the Holding Company and the Bank and Sandler O’Neill with respect to the services to be provided by Sandler

Boards of Directors
FedFirst Financial Mutual Holding Company
FedFirst Corporation
First Federal Savings Bank
October 14, 2004

O’Neill in connection with the Offerings, which will serve as a basis for Sandler O’Neill commencing activities, and (b) the only legal and binding obligations of the MHC, the Holding Company and the Bank and Sandler O’Neill with respect to the subject matter hereof shall be (1) the Holding Company’s and the Bank’s obligation to pay the fees and reimburse costs and expenses pursuant to the sections captioned “Fees” and “Costs and Expenses,” (2) those set forth under the captions “Confidentiality” and “Indemnification,” and (3) as set forth in a duly negotiated and executed definitive Agency Agreement to be entered into prior to the commencement of the Subscription Offering relating to the services of Sandler O’Neill in connection with the Offerings. Such Agency Agreement shall be in form and content satisfactory to Sandler O’Neill, the MHC, the Holding Company and the Bank and their respective counsel and shall contain standard indemnification provisions mutually acceptable to the MHC, the Holding Company and the Bank and Sandler O’Neill and consistent herewith.

     Sandler O’Neill’s execution of such Agency Agreement shall also be subject to (i) Sandler O’Neill’s satisfaction with its investigation of the MHC’s, the Holding Company’s and the Bank’s business, financial condition and results of operations, (ii) preparation of offering materials that are satisfactory to Sandler O’Neill and its counsel, (iii) compliance with all relevant legal and regulatory requirements to the reasonable satisfaction of Sandler O’Neill’s counsel, (iv) agreement that the price established by the independent appraiser is reasonable, and (v) market conditions at the time of the proposed offering. Sandler O’Neill may terminate this agreement if such Agency Agreement is not entered into prior to June 30, 2005.

Boards of Directors
FedFirst Financial Mutual Holding Company
FedFirst Corporation
First Federal Savings Bank
October 14, 2004

     Please confirm that the foregoing correctly sets forth our agreement by signing and returning to Sandler O’Neill the duplicate copy of this letter enclosed herewith.

Very truly yours,
Sandler O’Neill & Partners, L.P.
By: Sandler O’Neill & Partners Corp.,
       the sole general partner

By: /s/ Louis B. Paar
       Louis B. Paar
      An Officer of the Corporation

Accepted and agreed to as of
the date first above written:

FedFirst Financial Mutual Holding Company
FedFirst Corporation
First Federal Savings Bank

By: /s/ Peter D. Griffith

Name: Peter D. Griffith

Its: President and Chief Executive Officer